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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 1, 2002




                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

             (Exact name of registrant as specified in its charter)

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
         Delaware                          1-14227                    13-3317668
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(State or other jurisdiction       (Commission File Number)      (IRS Employer
of incorporation)                                                Identification Number)
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
399 Executive Boulevard, Elmsford, NY                               10523
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:           (914) 592-2355
                                                              --------------
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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ITEM 5   OTHER EVENTS.

         American Bank Note Holographics, Inc. ("ABNH") and Leonhard Kurz GmbH & Co. KG ("Kurz") have entered into a Settlement Agreement, a Patent License Agreement and a Substitute Cross License Agreement each dated as of July 1, 2002.

         ABNH and Kurz reached an amicable settlement for patent infringement allegations each had against the other. Under the Settlement Agreement, ABNH has granted Kurz and its customers in connection with the use of Kurz products an irrevocable release from any past, present and future infringements of ABNH's demetallization patents (US Patent No. 5,044,707 and related patents and international equivalents) and ABNH's hot stamping patents (international equivalents of US Patent Nos. 4,728,377 and 4,913,504) except for a future use in a specific interpretation of the demetallization patents that would be covered by the separate Patent License Agreement. Kurz has granted ABNH an irrevocable release from any past, present and future infringements of Kurz's Meisel patents (US Patent No. 4,232,077 and international equivalents) covering principles of embossing of surface reliefs in general. Kurz will make payments to ABNH totaling U.S. $900,000 over two years.

         The Patent License Agreement provides for ABNH to grant Kurz and its customers in connection with the use of Kurz products an irrevocable, non-exclusive, world-wide right to produce, have produced, use, market and sell any products that fall under the definitions set forth in the Patent License Agreement and are covered by ABNH's demetallization patents. Kurz will pay ABNH a 3.5% royalty on the net selling price of all products covered by the Patent License Agreement following the date of the Patent License Agreement.

         The Substitute Cross License Agreement ("CLA") replaces the agreement that ABNH and Kurz entered into in February 1992 that covered holographic magnetic stripes, or HoloMag(TM). Both ABNH and Kurz own patents that cover holographic magnetic stripes, and they have cross-licensed them to each other under the CLA. Under the CLA, ABNH has the exclusive right to sell HoloMag(TM) for card products to United States based card authorizing organizations regardless of where such card authorizing organizations assemble or distribute cards. ABNH has the right to procure certain or all of the materials to produce HoloMag(TM) from Kurz or from any third party, and will pay Kurz royalties ranging from 0 to 12% depending on which, if any, components Kurz supplies ABNH. Kurz retains the right along with ABNH to make, use and sell HoloMag(TM) for applications other than cards.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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
                                        AMERICAN BANK NOTE HOLOGRAPHICS, INC.


Date: July 11, 2002                     By: /s/ Kenneth H. Traub
                                            -----------------------------------
                                            Kenneth H. Traub
                                            President
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